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                                                                   June 15, 2000


Mr. Marc Roberts
Worldwide Entertainment & Sports Corp.
500 West 43rd Street, 33rd Floor
New York, NY  10036


                              TERMINATION AGREEMENT

Dear Marc:

         This will constitute the terms of the termination agreement (the "Agreement") between Marc Roberts (hereinafter, "Roberts") and Worldwide Entertainment & Sports Corp. (hereinafter, the "Company" and collectively, with its subsidiaries and affiliates, the "Companies") (each of the Company and Roberts being referred to at times as a "Party," and, together the Company and Roberts being referred to as the "Parties").

         1. Termination of Employment. The Company and Roberts hereby confirm that Roberts' employment by the Company and each of its subsidiaries and affiliated entities is terminated as of June 15, 2000, and except for the obligations of the Parties under this Agreement, neither party has any rights or obligations as against the other with respect to such employment, including, but not limited to, Roberts' rights under that certain Employment Agreement dated as of January 1, 1996. The parties have entered into the Mutual General Release in the form attached as Exhibit A hereto. Roberts hereby confirms his resignation as of June 15, 2000, with the Company's consent, as Chief Executive Officer, Director, Chairman and employee of the Company and as an officer, director and employee of each of the Company's subsidiaries and affiliated entities.

         2. Payment. As a special severance payment, upon execution of this Agreement and the Mutual General Release, Roberts shall be entitled to receive the aggregate amount of $75,000 (less deductions for taxes or other withholdings). Of this aggregate amount, the Company shall pay the sum of $25,000 upon execution of this Agreement and shall pay the remaining $50,000 in 8 equal monthly installments of $6,250 (in all cases, less deductions for taxes or other withholdings), commencing no later than October 31, 2000

         3. Warrant To Acquire 3% Non-Dilutable Equity Interest In HOB. In consideration for Roberts' contributions to the development of Worldwide Houseofboxing.com, Inc. ("HOB"), a wholly owned subsidiary of the Company, the Company shall compensate Roberts as follows:

         (A) The Company shall issue Roberts a non-dilutable warrant to purchase an


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amount of shares equal to three percent (3%) of the total number of issued and outstanding shares of common stock of HOB on the date of exercise (the "HOB Warrant"). The HOB Warrant shall be exercisable at an exercise price of $.01 per share. The form of the HOB Warrant to be delivered to Roberts upon execution of this Agreement is annexed hereto as Exhibit B. The Company shall grant Roberts piggyback registration rights with respect to the shares of common stock of HOB underlying the HOB Warrant(except no such piggyback registration rights shall apply with respect to a registration statement on Forms S-4 or S-8). The form of Registration Rights Agreement to be executed by the Company and Roberts and delivered to Roberts upon execution of this Agreement is annexed hereto as Exhibit C.

         B. The HOB Warrant shall expire only upon and Roberts shall exercise immediately prior to, the time of (i) an underwritten public offering of HOB shares or (ii) a merger, sale or acquisition transaction involving HOB (except if such transaction is with the Company or an affiliate of the Company). Furthermore Roberts agrees to execute and perform any lockup, holdback or similar agreements requested by an underwriter as part of an underwritten public offering for HOB. Notwithstanding the foregoing, Roberts shall not be required to agree to any "lock-up" described in the immediately preceding sentence which is longer than any "lock-up" agreement to which Charles Koppelman and Robert Gutkowski have become parties with respect to shares of common stock of the Company owned by either of them.

         C. Roberts agrees that he shall not sell, transfer, assign, hypothecate or otherwise convey the HOB Warrant or the shares of common stock underlying the HOB Warrant to any third party other than a "Permitted Transferee" during any period when HOB is a privately owned company unless the Company is offered the same terms and conditions from such third party for the sale, transfer, assignment, hypothecation or conveyance of the Company's equity interest in HOB (the "Company Equity Interest"). This provision shall not apply in the event that HOB is a publicly traded company. A "Permitted Transferee" shall include
(a) any member of Robert's immediate family; (b) trusts for the benefit of any member of Roberts's immediate family; (c) any trust for which Roberts serves as trustee; and (d) any partnership for which Roberts serves as sole general partner, provided such Permitted Transferee agrees in writing to be bound by all the provisions of this Section 3 and the Registration Rights Agreement annexed hereto as Exhibit C.

         D. Roberts agrees that if the Company determines to sell, transfer, assign, hypothecate or otherwise convey more than 50% of the Company Equity Interest to any third party other than a Permitted Transferee during any period when HOB is a privately owned company, Roberts shall sell, transfer, assign, hypothecate or otherwise convey the equity interest represented by the HOB Warrant to such third party on the same terms and conditions as the Company has been offered for the Company Equity Interest. This provision shall not apply in the event that HOB is a publicly traded company.

         E. If at any time the Company receives a bona fide offer from a third party, to purchase, in a single or a series of related arms' length transactions, all or any part of the Company Equity Interest, Roberts shall be entitled to sell his HOB shares in such transaction, on the same terms and conditions, and for the same consideration, as set forth


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in such offer and in the same proportion as the Company's ownership of HOB shares to be sold in such sale bears to the Company Equity Interest immediately prior to the sale. This provision shall not apply in the event that HOB is a publicly traded company.

         4. Shares Covered By Options. Roberts shall retain his option to acquire 680,000 shares of the Company's common stock previously granted by the Company as summarized in the annexed Option Agreement between the Company and Roberts dated June 15, 2000, (the "Option Agreement"), a copy of which is annexed hereto as Exhibit D (collectively, the "Options") in accordance with the following terms:

                  (a) The Options shall remain exercisable on the dates as set forth in the Option Agreement, provided, however, that the expiration dates on such Options shall have their expiration dates reduced by a period of four years from the existing termination dates in the event that Roberts fails to (i) reasonably cooperate with the Company in connection with its communications with its stockholders and the press with respect to Roberts' termination hereunder and or at any time after the date hereof make any statement, written or oral, to the Company's stockholders, the press or any other third parties, with respect to the termination of his employment or otherwise, that shall denigrate or seek to denigrate or disparage the Company or any of its affiliates or their directors, officers or employees, or be detrimental to the reputation or stature of the Company and its affiliates (it being acknowledged by the Company that the provisions of this paragraph shall not be construed so as to prohibit Roberts from (x) responding to any legal process or (y) testifying in any legal proceeding in a complete and truthful manner); and (ii) remain reasonably available after the date hereof to consult with the officers and directors of the Company and counsel to the Company on an as-needed basis, provided however, that Roberts shall not be deemed to be in violation of this subsection (ii) to the extent that he is unavailable because of his business commitments or because he is on vacation.

                  (b) The method of exercise of the Options shall be as set forth in the Option Agreement

                  (c) The Company shall use its best efforts to maintain the effectiveness of a Form S-8 or Form S-3 which includes the shares underlying Roberts' Options.

                  (d) All of the Options shall be amended to provide for their exercise on a cashless basis based on the closing price (or the average of the closing bid and asked prices, if applicable) on the day immediately preceding the notice of exercise if the registration statement referred to above is not available on any particular date of exercise by Roberts.

         5. Renewal Option. This Agreement shall terminate upon the expiration of one year from the date first set forth above (the "Term"), provided however, that: (A) the Company, at its sole discretion, shall have an option to renew this Agreement (the "Renewal Option"), for an additional one year period (the "Renewal Term"). In the event that the Company wishes to exercise the Renewal Option, it shall provide Roberts with written notice at least 60 days before the expiration of the Term. In the event that the Company exercises the Renewal Option, then all the terms and


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conditions of this Agreement, including all forms of severance and expense allowances set forth herein, shall be applicable to the Renewal Term, provided however, that Roberts shall not be issued any warrant to acquire any shares of common stock of HOB in addition to the HOB Warrant or make another $12,420 payment for health insurance;

         (B) the Company, at its sole discretion, shall have a further option to renew this Agreement for an additional one year period (the "Second Renewal Option"), upon the expiration of the Renewal Term(the "Second Renewal Term"). In the event that the Company wishes to exercise the Second Renewal Option, it shall provide Roberts with written notice at least 60 days before the expiration of the Renewal Term. In the event that the Company exercises the Second Renewal Option, then all the terms and conditions of this Agreement, including all forms of severance and expense allowances set forth herein, shall be applicable to the Second Renewal Term, provided however, that Roberts shall not be issued any warrant to acquire any shares of common stock of HOB in addition to the HOB Warrant or make another $12,420 payment for health insurance.

         6. Mirror Stock/Option Grant.

         (A) In the event that the Board of Directors of the Company issues to Charles Koppelman any shares of common stock or grants Koppelman an option to acquire shares of common stock of the Company during the Term, then Roberts shall be issued an identical amount of shares of common stock or granted an identical option to acquire common stock of the Company, provided however, that Roberts shall not be entitled to any matching issuance of any shares of common stock or be granted an identical option to Charles Koppelman by the Company in the event that either (i) Charles Koppelman receives such issuance of shares of common stock or grant of an option in connection with his election to the title of Chairman of the Company or (ii) Charles Koppelman is issued such shares of common stock or granted such option in exchange for cash consideration at the fair market value on the date of such issuance of shares of stock or grant of such option.

         (B) In the event that the Company exercises the Renewal Option, and the Company issues to either Charles Koppelman or Robert Gutkowski or both of them any shares of common stock or grants either or both of them an option to acquire shares of common stock of the Company during the Renewal Term, then Roberts shall be issued shares of common stock or be granted an identical option to acquire shares of common stock of the Company based upon the average number shares of stock or options to acquire common stock, as the case may be, as are issued to Mr. Koppelman and Mr. Gutkowski or if only one of Mr. Koppelman or Mr. Gutkowski is issued shares of common stock or granted an option, then Mr. Roberts shall receive an identical number of shares of common stock or be granted an identical option (except for any vesting of options under the terms of Mr. Gutkowski's employment agreement dated as of June 15, 2000).

         (C) In the event that the Company exercises the Second Renewal Option, and the Company issues to either Charles Koppelman or Robert Gutkowski or both of them any shares of common stock or grants either or both of them an option to acquire shares of common stock of the Company during the Second Renewal Term, then


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Roberts shall receive an identical number of shares of common stock or be granted an identical option to acquire shares of common stock of the Company based upon the average number of shares of stock or options to acquire shares of common stock, as the case may be, as are issued to Mr. Koppelman and Mr. Gutkowski or if only one of Mr. Koppelman or Mr. Gutkowski is issued shares of common stock or is granted an option, then Mr. Roberts shall receive an identical number of shares of common stock or be granted an identical option (except for any vesting of options under the terms of Mr. Gutkowski's employment agreement dated as of June 15, 2000). In the event that any existing options or warrants of Charles Koppelman are repriced so as to reduce the existing exercise price, while any of Roberts' Options remain exercisable, then Roberts' Options which are then still exercisable shall be similarly repriced so that the exercise price of Roberts' Options shall be reduced to be the identical exercise price of Koppelman's options or warrants, as the case may be.

         7. Expenses. The Company shall pay the following expenses during the Term, the Renewal Term and the Second Renewal Term (provided the Renewal Option and the Second Renewal Option are exercised):

         (A) Roberts shall be entitled to an unaccountable expense allowance in the total amount of $15,750 per month for expenses during the Term, provided that the Company shall pay Roberts the sum of $57,000 (plus $6000 which has already been paid as an expense allowance) upon execution of this Agreement representing four months advance payment for such expenses and shall pay eight remaining monthly installments of $15,750 commencing no later than October 15, 2000.

         (C) The Company will allow Roberts the use of the 1999 Lincoln Town Car limousine (the "Car"), during the Term and in connection therewith shall pay a maximum monthly salary of up to $5,633 to Sam Hampton or any replacement driver as the driver of the Car for the Term (less deductions for taxes or other withholdings) and shall pay only for the rental, insurance, and gasoline for the Car for the Term.

         (D) The Company shall also pay a maximum monthly salary of up to $2,500 to Zachary Cohen, Roberts' assistant, or any replacement assistant for Mr. Roberts for the Term(less deductions for taxes or other withholdings), provided that Mr. Cohen or any replacement renders services to Roberts for the Term. The Company shall also provide health insurance benefits for the Term to Mr. Roberts' driver and assistant to the same extent presently provided to Mr. Hampton and Mr. Cohen.

         (E) The Company shall also make a lump sum payment to Mr. Roberts in the total amount of $12,420 upon execution of this Agreement representing an amount for health insurance coverage for Mr. Roberts for a period of three years from the date of execution of this Agreement (Roberts may elect COBRA benefits, provided that the Company shall have no obligation to make any COBRA payments on behalf of Roberts). (E) The Company shall also make an additional lump sum payment in the total amount of $3,600 upon execution of this Agreement representing an amount for cellular phone expenses for Mr. Roberts' driver and assistant during the Term.

         (F) The Company shall also reimburse Roberts for his legal fees incurred in


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connection with this Agreement and the Mutual General Release up to a maximum of
$5,000.

         8. Restrictions on Sale of Roberts' Shares and Options. (A) Roberts and the Company confirm and agree that Roberts presently owns 1,324,966 shares of the Company's common stock (collectively, the "Stock") and is the holder of the Options to purchase an additional 680,000 shares of the Company's common stock (collectively, the "Shares"). Roberts covenants that the maximum number of Shares which he shall be permitted to sell, transfer, assign or otherwise dispose of during the Term shall be the greater of (i) 668,322 Shares or (ii) the number of shares of the Company's common stock (the "Common Stock") sold during the Term by Charles Koppelman or Robert Gutkowski, whoever sold more (the "Tier One Shares"). Mr. Roberts' sale, transfer, assignment or other disposition of any shares of Stock or exercise of the Option shall also be subject to any requirements under the federal securities laws.

         (B) In the event that the Company does not exercise the Renewal Option as set forth in Section 5 above, the restriction on transferability set forth in subsection (A) above (the `Lock-Up") shall immediately terminate and Roberts shall not have any lock-up obligation whatsoever with respect to his remaining Shares, except as may be provided for under the federal securities laws. In the event that the Company exercises the Renewal Option, Roberts covenants that the maximum number of Shares which he shall be permitted to sell, transfer, assign or otherwise dispose of during the Renewal Term shall be (i) the greater of (x) 668,322 Shares and (y) the number of shares of Common Stock sold during the Renewal Term by Mr. Koppelman or Mr. Gutkowski, whoever sold more (the "Tier Two Shares") plus (iii) any Tier One Shares remaining unsold.

         (C) In the event that the Company does not exercise the Second Renewal Option as set forth in Section 5 above, the Lock-Up shall immediately terminate and Roberts shall not have any lock-up obligation whatsoever with respect to his remaining Shares, , except as may be provided for under the federal securities laws. In the event that the Company exercises the Second Renewal Option, Roberts covenants that the maximum number of Shares which he shall be permitted to sell, transfer, assign or otherwise dispose of during the Second Renewal Term shall be
(i) the greater of (x) 668,322 Shares and (y) the number of shares of Common Stock sold during the Second Renewal Term by Mr. Koppelman or Mr. Gutkowski, whoever sold more plus (ii) any Tier One Shares or Tier Two Shares remaining unsold. Roberts shall seek customary legal opinion from counsel for the Company with respect to his sale of any Shares.

         (D) In the event of any stock split, consolidation, merger, recapitalization, or reorganization of the Common Stock of the Company, Roberts shall remain fully bound by the lock-up restrictions set forth herein and such lock-up restrictions shall be proportionately adjusted to apply to any securities received by Roberts in any of such transactions to the same extent as set forth in subsections (A) through (C) above.

         (E) The Company agrees to provide Roberts with notice of any sale of shares of


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Common Stock by Messrs. Koppelman and Gutkowski within ten business days of the date on which sales by either of them have aggregated in excess of 668,322 Shares for so long as Roberts is subject to any Lock-Up.

         9. Independent Contractor.

         (A) Roberts' relationship with Company during the one year period following the date hereof shall be that of an independent contractor and not that of an employee. Roberts will not be eligible for any employee benefits (other than COBRA benefits at Roberts' election), nor will Company make deductions from Roberts' severance payments or expenses, except as provided in Sections 2 and 7 hereof. Roberts agrees to indemnify and hold the Company harmless from any liability for, or assessment of, any such deductions. Roberts shall have no authority to enter into contracts which bind Company or create obligations on the part of Company without the prior written authorization of Company.

         (B) Effective upon the execution of this Agreement, the Company shall transfer Roberts the entire billing for all cellular phone accounts and telephone accounts maintained in the Company's name for the use of Roberts and shall only be responsible for any outstanding cellular phone or telephone expenses through the date of this Agreement.

         (C) Upon the execution of this Agreement, Roberts shall return any credit cards issued in the name of the Company which cards are in Roberts' possession, custody or control to the Company.

         (D) The Company shall promptly take all steps necessary to remove Roberts as the guarantor of the Company's credit card with American Express (the "AE Card") and shall advise Roberts promptly that Roberts has been so removed. The Company covenants to pay any outstanding balance on the AE Card for any period for which Roberts has been a guarantor of the Company's AE Card on or before the due date for any such outstanding balance. The Company agrees to indemnify and hold Roberts harmless from and against any and all losses, claims, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorney's fees and disbursements) which Roberts may be subject to or incur at any time in connection with his guaranty of the AE Card.

         (E) Roberts agrees to execute all documents reasonably requested to be executed by the Company in order to accomplish the provisions set forth in this paragraph 9.

         10. Confidentiality and Non-Disclosure. Roberts agrees that any and all confidential information, including know-how and trade secrets that may be or have been imparted to him by the Company, or by third parties to the Company, in the course of his prior employment and/or this consultation, as well as the terms of this Agreement (except as contemplated in Section 4(b)) shall be maintained as confidential and secret, and Roberts agrees not to use or disclose the same to others except with the prior written consent and approval of the Company.

         11. Non-Competition.

         (A) In view of the consideration of the compensation to be received hereunder, Roberts agrees that he will not, during the Term or any Renewal Term or Second Renewal Term, Participate In (as defined below) any other business or organization, competing with or of a nature similar to any of the sports agency, sports marketing, sports internet or management of professional athletes businesses, except that in each case the provisions of this Section 11 will not be deemed breached merely because Roberts owns not more than 2% of the outstanding common stock of a company, if, at the time of its acquisition by Roberts, such stock is listed on a national securities exchange, is reported on Nasdaq, or is regularly traded in the over-the-counter market by a member of a national securities exchange. Furthermore, Roberts will not seek to persuade any director, officer, employee or consultant of the Company to discontinue that individual's status of employment by, or affiliation with, the company, or seek to persuade any person or entity having a business relationship with the Company from changing or terminating such relationship.

         (B) The restrictions set forth in this Section 11, however, are subject to a certain limitation. In the event that Roberts wishes to pursue any opportunity which would meet the definition of "Participate In"(a "Roberts Opportunity"), he shall be obligated to promptly present the Roberts Opportunity to the Company by providing the material terms of any such Roberts Opportunity in writing to the Company. The Company shall have the right within twenty days of receipt of any Roberts Opportunity to agree to pursue the Roberts Opportunity by so notifying Roberts in writing in which case Roberts shall fully cooperate with and defer to the Company with respect thereto to allow the Company to pursue the Roberts Opportunity if the Company so determines, acting in its sole discretion.

         (C) As used in this Agreement, the term "Participate In" shall mean:
"directly or indirectly, for his own benefit or for, with, or through any other person, firm, or company, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

         (D) Since a breach of the provisions of this Section 11 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and Roberts hereby consents to the issuance of such injunction. Roberts agrees that the provisions of this Section 11 are necessary and reasonable to protect the Company or any of the Companies in the conduct of their respective businesses. If any restriction contained in this Section 11 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.


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         12. Further Cooperation. Each of the Parties shall execute such further documents and do such further acts as may reasonably be requested by the other to confirm the agreements and transactions contemplated hereby.

         13. Counterparts and Facsimile Signatures. This Agreement may be signed in counterparts and shall become effective as if executed in a single, complete documents as of the date hereof upon its execution by both Parties. Facsimile signatures of the undersigned Parties will have the same force and effect as original signatures.

         14. Severability. If any provision of this Agreement or the application of it shall be determined to be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions shall not be affected and shall be enforced to the greatest extent permitted by law.

         15. Construction. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and/or their counsel, and that this Agreement shall not be construed in favor of or against either Party by reason of the extent to which either Party or its counsel participated in the drafting of this Agreement.

         16. Notices. Any notices, demands, or other communications required or permitted hereunder shall be in writing and shall be (i) sent by telecopy (and confirmed by one of the following three methods), (ii) hand delivered, (iii) sent by Federal Express, Express Mail or similar overnight delivery service for priority next business day delivery, or (iv) sent by certified or registered mail, return receipt requested, in any case addressed as follows (or to such other address as a party shall have designated by notice given to the other party pursuant hereto), and shall be deemed given (i) when received at the recipient's telecopy number if received before 5:00 p.m. or otherwise at 9:00 a.m. on the next business day, (ii) when delivered if hand delivered, (iii) the next business day after being sent if given by Federal Express, Express Mail or other overnight delivery service or (iv) the date received if sent by certified or registered mail, return receipt requested:

         (a)      if to the Company:

                  Worldwide Entertainment & Sports Corp.
                  29 Northfield Avenue
                  West Orange, New Jersey 07052
                  Attn: Chief Executive Officer

                  with a copy to:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, NY  10022
                  Phone:  (212) 940-8505
                  Fax:  (212) 940-8776
                  Attn:  Howard Jacobs, Esq.

         (b)      if to Roberts:

                  Marc Roberts
                  1400 Harrison Street
                  Hollywood, Florida
                  Phone:  954-926-6063
                  Fax:  305-695-8344

                  With a copy to:

                  Fran Stoller, Esq.
                  Loeb & Loeb LLC
                  345 Park Avenue
                  New York, NY  10154
                  Phone:  212-407-4000
                  Fax: 212-407-4990

         17. Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts or choice of law.

         18. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in New York, New York pursuant to the Commercial arbitration Rules then in effect of the American Arbitration Association ("AAA"). There shall be three (3) arbitrators, one of whom shall be selected by the Party seeking to initiate the arbitration, one by the other Party and the third by the two arbitrators so selected. The arbitration award shall be given in writing and shall be final and binding on the Parties with respect to the subject matter in controversy and judgment thereof may be entered in any court having jurisdiction over the matter. The Parties shall keep confidential the arbitration proceedings and terms of any arbitration award, except as may otherwise be required by law. Each party shall bear its own legal fees and other costs related to the arbitration, except that the arbitrators shall determine who shall bear the costs of the AAA and arbitrators. The arbitrators may determine arbitrability but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement.

         19. Integration Clause. This Agreement and the Mutual General Release contains the entire understanding between the Parties with respect to, and contains all terms and conditions pertaining to, the compromise and settlement between the Parties. No express or implied warranties, covenants or representation have been made concerning the subject matter of this Agreement unless expressly stated herein. Any prior written or oral negotiations not contained in this Agreement are of no force or effect whatsoever. In executing this Agreement, the Parties have not and do not rely on any statements, inducements, promises or representations made by the other Party or their agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, except those specifically set forth in this Agreement.

         20. Assignment. This Agreement shall be binding upon the parties hereto and upon their respective administrators, executors, legal representatives, successors and permitted assigns. Roberts may not assign his obligations, or compensation to be received, under this Agreement, either in whole or in part, without the prior written consent of the Company.

         21. Modification and Discharge. This Agreement may not be changed, altered, or modified except in writing signed by the Parties. This Agreement may not be discharged, except by performance in accordance with its terms or by writing signed by the Parties.

         22. Representation by Counsel. Roberts hereby warrants and represents that he has retained and been represented by independent legal counsel in connection with the negotiation and execution of this Agreement and the Mutual General Release.

         23. Captions and Interpretations. Section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

         The Parties have executed this Agreement as of the date first above written.

                          WORLDWIDE ENTERTAINMENT CORP.



--------------------------------          -------------------------------------
Marc Roberts
                                          ------------------------------
                                          Chief Executive Officer